EXHIBIT 3.1

CERTIFICATE OF INCORPORATION
OF
INTEGRATED PACKAGING ASSEMBLY CORPORATION

Integrated Packaging Assembly Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST

The name of the Corporation is Integrated Packaging Assembly Corporation (the “Corporation”).

SECOND

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH

The Corporation is authorized to issue two classes of shares: Common Stock and Preferred Stock. The total number of shares which the Corporation is authorized to issue is eighty million (80,000,000) shares. The number of shares of Common Stock authorized is seventy-five million (75,000,000) shares, $.001 par value. The number of shares of Preferred Stock authorized is five million (5,000,000) shares, $.001 par value.

The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is hereby authorized to increase or decrease the number of shares of such series when the number of shares of such series was originally fixed by the Board of Directors, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors ordinally fixing the number of shares of such series.

If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH

The name and mailing address of the incorporator are as follows:

Name	Mailing Address
J. Robert Suffoletta	Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304-1050

SIXTH

The Corporation is to have perpetual existence.

SEVENTH

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

EIGHTH

The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

NINTH

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

TENTH

A.    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

B.    Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ELEVENTH

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TWELFTH

Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

THIRTEENTH

Advance notice of stockholder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

FOURTEENTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this 28th day of April, 1997.

/s/ J. Robert Suffoletta
J. Robert Suffoletta

AGREEMENT AND PLAN OF MERGER
OF INTEGRATED PACKAGING ASSEMBLY CORPORATION,
A DELAWARE CORPORATION,
AND
INTEGRATED PACKAGING ASSEMBLY CORPORATION,
A CALIFORNIA CORPORATION

THIS AGREEMENT AND PLAN OF MERGER dated as of June 18, 1997 (the “Agreement”) is between Integrated Packaging Assembly Corporation, a Delaware corporation (“IPAC Delaware”), and Integrated Packaging Assembly Corporation, a California corporation (“IPAC California”‘). IPAC Delaware and IPAC California are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

A.    IPAC Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 80,000,000shares, 75,000,000 of which are designated “Common Stock,” $0.001 par value, and5,000,000 of which are designated “Preferred Stock,” $0.001 par value. As of the date hereof, 100 shares of Common Stock were issued and outstanding, all of which were held by IPAC California, and no shares of Preferred Stock were issued and outstanding.

B.    IPAC California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 80,000,000 shares, 75,000,000 of which are designated “Common Stock,” no par value, and 5,000,000 of which are designated “Preferred Stock,” no par value. As of April 22, 1997, 13,924,371 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

C.    The Board of Directors of IPAC California has determined that, for the purpose of effecting the reincorporation of IPAC California in the State of Delaware, it is advisable and in the best interests of IPAC California and its shareholders that IPAC California merge with and into IPAC Delaware upon the terms and conditions herein provided.

D.    The respective Boards of Directors of IPAC Delaware and IPAC California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, IPAC Delaware and IPAC California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I.  MERGER

1.1  Merger.  In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, IPAC California shall be merged with and into IPAC Delaware (the “Merger”), the separate existence of IPAC California shall cease and IPAC Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and IPAC Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be Integrated Packaging Assembly Corporation.

1.2  Filing and Effectiveness.  The Merger shall become effective when the following actions shall have been completed.

(a)  This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

(b)  All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(c)  An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger.”

1.3  Effect of the Merger.  Upon the Effective Date of the Merger, the separate existence of IPAC California shall cease and IPAC Delaware, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and IPAC California’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of IPAC California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of IPAC Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of IPAC California in the same manner as if IPAC Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1  Certificate of Incorporation.  The Certificate of Incorporation of IPAC Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2  Bylaws.  The Bylaws of IPAC Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3  Directors and Officers.  The directors and officers of IPAC California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III.  MANNER OF CONVERSION OF STOCK

3.1  IPAC California Common Stock.  Upon the Effective Date of the Merger, each share of IPAC California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

3.2  IPAC California Options and Warrants.

(a)  Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of IPAC California under outstanding warrants and under the option plans and all other employee benefit plans of IPAC California. Each outstanding and unexercised option or warrant to purchase IPAC California Common Stock shall become an option or warrant for the surviving Corporation’s Common Stock on the basis of one (1) share of the Surviving Corporation’s Common Stock for each share of IPAC California Common Stock, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such IPAC California option or warrant at the

Effective Date of the Merger. This Section 3.2(a) shall not apply to outstanding shares of IPAC California Common Stock. Such Common Stock is subject to Section 3.1 hereof.

(b)  A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise of options and warrants equal to the number of shares of IPAC California Common Stock so reserved immediately prior to the Effective Date of the Merger.

3.3  IPAC Delaware Common Stock.    Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of IPAC Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by IPAC Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.4  Exchange of Certificates.    After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of IPAC California Common Stock may, at such stockholders option, surrender the same for cancellation to American Stock Transfer & Trust Company, as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as herein provided. Unless and, until so surrendered, each outstanding certificate theretofore representing shares of IPAC California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation’s Common Stock into which such shares of IPAC California Common Stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of IPAC California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

If any certificate for shares of IPAC Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of IPAC Delaware that such tax has been paid or is not payable.

IV.    GENERAL

4.1  Covenants of IPAC Delaware.    IPAC Delaware covenants and agrees that it will, on or before the Effective Date of Merger:

(a)  qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;
(b)  file any and all documents with the California Franchise Tax Board necessary for the assumption by IPAC Delaware of all of the franchise tax liabilities of IPAC California; and
(c)  take such other actions as may be required by the California Corporation Code.

4.2  Further Assurances.    From time to time, as and when required by IPAC Delaware or by its successors or assigns, there shall be executed and delivered on behalf of IPAC California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by IPAC Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of IPAC California and otherwise to carry out the purposes of this Agreement, and the officers and directors of IPAC Delaware are fully authorized in the name and on behalf of IPAC California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3  Abandonment.    At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either IPAC California or of IPAC Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of IPAC California or by the sole stockholder of IPAC Delaware, or by both.

4.4  Amendment.    The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

4.5  Registered Office.    The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

4.6  Agreement.    Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2221 Old Oakland Road, San Jose, California 95131 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

4.7  Governing Law.    This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

4.8  Counterparts.    In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Integrated Packaging Assembly Corporation, a Delaware corporation, and Integrated Packaging Assembly Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

INTEGRATED PACKAGING ASSEMBLY CORPORATION, a Delaware corporation

	By:	/s/ Victor A. Batonovicch
Victor A. Batinovich Chief Executive Officer and President

ATTEST:

J. Robert Suffoletta
J. Robert Suffoletta, Secretary

INTEGRATED PACKAGING ASSEMBLY CORPORATION, a California corporation

	By:	/s/ Victor A. Batinovich
Victor A. Batinovich Chief Executive Officer and President

ATTEST:

J. Robert Suffoletta
J. Robert Suffoletta, Secretary

INTEGRATED PACKAGING ASSEMBLY CORPORATION
A California corporation

OFFICERS’ CERTIFICATE

Victor A. Batinovich and J. Robert Suffoletta certify that:

1.  They are the Chief Executive Officer and the Secretary, respectively, of Integrated Packaging Assembly Corporation, a corporation organized under the laws of the State of California.

2.  The corporation has authorized two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively.

3.  There were 13,924,371 shares of Common Stock outstanding as of the record date (the “Record Date”) and entitled to vote at the shareholders’ meeting at which the Agreement and Plan of Merger attached hereto was approved. There are no shares of Preferred Stock outstanding.

4.  The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

5.  The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date, voting as a single class.

6.  Victor A. Batinovich and J. Robert Suffoletta further declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

Executed in San Jose, California on June 18, 1997.

/s/ Victor A. Batinovich
Victor A. Batinovich Chief Executive Officer

J. Robert Suffoletta
J. Robert Suffoletta, Secretary

INTEGRATED PACKAGING ASSEMBLY CORPORATION
A Delaware corporation

OFFICERS’ CERTIFICATE

Victor A. Batinovich and J. Robert Suffoletta certify that:

1.  They are the Chief Executive Officer and the Secretary, respectively, of Integrated Packaging Assembly Corporation, a corporation organized under the laws of the State of Delaware.

2.  The corporation has authorized two classes of stock, designated “Common Stock” and “Preferred Stock,” respectively.

3.  There are 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto. There are no shares of Preferred Stock outstanding.

4.  The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the sole stockholder of the corporation.

5.  The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

6.  Victor A. Batinovich and J. Robert Suffoletta further declare under penalty of perjury under the laws of the State of Delaware that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

Executed in San Jose, California on June 18, 1997.

/s/ Victor A. Batinovich
Victor A. Batinovich Chief Executive Officer

J. Robert Suffoletta
J. Robert Suffoletta, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INTEGRATED PACKAGING ASSEMBLY CORPORATION

Integrated Packaging Assembly Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:  That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on May 26, 1999, adopted a resolution setting forth the proposed amendment to the Certificate of Incorporation, declaring said amendment to be advisable, and calling for approval by the stockholders of this Corporation upon the consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED:  That the first paragraph of Article Fourth of the Certificate of Incorporation shall be amended in its entirety to read as follows:

“The Corporation is authorized to issue two classes of shares; Common Stock and Preferred Stock. The total number of shares which the Corporation is authorized to issue is two hundred ten million (210,000,000) shares. The number of Common Stock authorized is two hundred million (200,000,000) shares, $0.001 par value. The number of shares of Preferred Stock authorized is ten million (10,000,000) shares, $0.001 par value.”

SECOND;  That thereafter, pursuant to a resolution of the Board of Directors of the Corporation. the consent of the stockholders of this Corporation was duly called for at a meeting of the stockholders in accordance with Section 211 of the General Corporation Law of the State of Delaware, and holders of the necessary number of shares as required by statute consented to the adoption of said amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Integrated Packaging Assembly Corporation has duly caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President, and attested to by .J. Robert Suffoletta. its Secretary, this 9th day of September, 1999.

INTEGRATED PACKAGING ASSEMBLY CORPORATION a Delaware corporation

By:	/s/ Patrick Verderico
Patrick Verderico, President

ATTEST:

/s/ J. Robert Suffoletta
J. Robert Suffoletta, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INTEGRATED PACKAGING ASSEMBLY CORPORATION

Integrated Packaging Assembly Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:  That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on January 31, 2001, adopted a resolution setting forth the proposed amendments to the Certificate of Incorporation, declaring said amendments to be advisable, and calling for approval by the stockholders of this Corporation upon the consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED:  That Article First of the Certificate of Incorporation shall be amended in its entirety to read as follows:

“The name of this corporation is OSE USA, Inc.”

RESOLVED: That the first paragraph of Article Fourth of the Certificate of Incorporation shall be amended in its entirety to read as follows:

“The Corporation is authorized to issue two classes of shares: Common Stock and Preferred Stock. The total number of shares which the Corporation is authorized to issue is three hundred twenty million (320,000,000) shares. The number of shares of Common Stock authorized is three hundred million (300,000,000) shares, $0.001 par value. The number of shares of Preferred Stock authorized is twenty million (20,000,000) shares, $0.001 par value.”

SECOND:  That thereafter, pursuant to a resolution of the Board of Directors of the Corporation, the consent of the stockholders of this Corporation was duly called for at a meeting of the stockholders in accordance with Section 211 of the General Corporation Law of the State of Delaware, and holders of the necessary number of shares as required by statute consented to the adoption of said amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Integrated Packaging Assembly Corporation has duly caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President, and attested to by J. Robert Suffoletta, its Secretary, this 5th day of June, 2001.

INTEGRATED PACKAGING ASSEMBLY CORPORATION a Delaware corporation

By:	/s/ EDMOND TSENG
Edmond Tseng, President

ATTEST:

By:	/S/ J. ROBERT SUFFOLETTA
J. Robed Suffoletta, Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
OSE USA, INC.

OSE USA, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:  Pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation, at a meeting duly called and held on July 30, 2002, adopted a resolution setting forth the proposed amendments to the Certificate of Incorporation, declaring said amendments to be advisable, and calling for approval by the stockholders of this Corporation upon the consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: Article Twelfth of the Certificate of Incorporation shall be eliminated in its entirety, and the remaining Articles will be renumbered.

SECOND:  Thereafter, pursuant to a resolution of the Board of Directors of the Corporation, the consent of the stockholders of this Corporation was duly called for at a meeting of the stockholders in accordance with Section 211 of the General Corporation Law of the State of Delaware, and holders of the necessary number of shares as required by statute consented to the adoption of said amendment.

THIRD:  Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, OSE USA, Inc. has duly caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President this 24th day of September, 2002.

OSE USA, INC. a Delaware corporation

By:	/s/ EDMOND TSENG
Edmond Tseng, President